Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

News Summary:

•	Broad-based acceleration in product orders reflecting normalizing demand

•	Product orders up 20% year over year; up 9% year over year excluding Splunk

•	Revenue of $13.8 billion in Q1, at the high end of our guidance range

•	Strong profitability:

•	GAAP gross margin of 65.9% and non-GAAP gross margin of 69.3%, above our guidance range

•	GAAP EPS of $0.68 and non-GAAP EPS of $0.91, above our guidance range

•	Q1 FY 2025 Results:

•	Revenue: $13.8 billion

•	Decrease of 6% year over year

•	Earnings per Share: GAAP: $0.68; Non-GAAP: $0.91

•	GAAP EPS decreased 24% year over year

•	Non-GAAP EPS decreased 18% year over year

•	Q2 FY 2025 Guidance:

•	Revenue: $13.75 billion to $13.95 billion

•	Earnings per Share: GAAP: $0.51 to $0.56; Non-GAAP: $0.89 to $0.91

•	FY 2025 Guidance:

•	Revenue: $55.3 billion to $56.3 billion

•	Earnings per Share: GAAP: $2.26 to $2.38; Non-GAAP: $3.60 to $3.66

SAN JOSE, Calif. — November 13, 2024 — Cisco today reported first quarter results for the period ended October 26, 2024. Cisco reported first quarter revenue of $13.8 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.7 billion or $0.68 per share, and non-GAAP net income of $3.7 billion or $0.91 per share.

“Cisco is off to a strong start to fiscal 2025” said Chuck Robbins, chair and CEO of Cisco. “Our customers are investing in critical infrastructure to prepare for AI, and with the breadth of our portfolio, we are uniquely positioned to capitalize on this opportunity.”

“Revenue, gross margin and EPS in Q1 were at the high end or above our guidance range, generating strong operating leverage” said Scott Herren, CFO of Cisco. “We are focused on solid execution and operating discipline while making strategic investments to drive innovation and growth.”

GAAP Results

	Q1 FY 2025	Q1 FY 2024	Vs. Q1 FY 2024
Revenue	$13.8 billion	$14.7 billion	(6)%
Net Income	$2.7 billion	$3.6 billion	(25)%
Diluted Earnings per Share (EPS)	$0.68	$0.89	(24)%

Q1 FY 2025 GAAP results include a tax benefit of $720 million due to a recent U.S. Tax Court decision regarding the U.S. taxation of deemed foreign dividends in the transition year of the Tax Cuts and Jobs Act.

Non-GAAP Results

	Q1 FY 2025	Q1 FY 2024	Vs. Q1 FY 2024
Net Income	$3.7 billion	$4.5 billion	(19)%
EPS	$0.91	$1.11	(18)%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Declares Quarterly Dividend

Cisco has declared a quarterly dividend of $0.40 per common share to be paid on January 22, 2025, to all stockholders of record as of the close of business on January 3, 2025. Future dividends will be subject to Board approval.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q1 FY 2025 Highlights

Revenue — Total revenue was $13.8 billion, down 6%, with product revenue down 9% and services revenue up 6%. Excluding the contribution from Splunk, total revenue was down 14%.

Revenue by geographic segment was: Americas down 9%, EMEA down 2%, and APJC up 1%. Product revenue performance reflected growth in Security up 100% and Observability up 36%. Networking was down 23% and Collaboration was down 3%. Excluding Splunk, Security and Observability grew 2% and 1%, respectively, in the first quarter of fiscal 2025.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and services gross margin were 65.9%, 65.1%, and 68.0%, respectively, as compared with 65.2%, 64.5%, and 67.3%, respectively, in the first quarter of fiscal 2024.

On a non-GAAP basis, total gross margin, product gross margin, and services gross margin were 69.3%, 68.9%, and 70.3%, respectively, as compared with 67.1%, 66.5%, and 69.0%, respectively, in the first quarter of fiscal 2024.

Total gross margins by geographic segment were: 69.6% for the Americas, 70.3% for EMEA and 66.4% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $6.8 billion, up 28%, and were 48.9% of revenue. Non-GAAP operating expenses were $4.9 billion, up 9%, and were 35.2% of revenue.

Operating Income — GAAP operating income was $2.4 billion, down 45%, with GAAP operating margin of 17.0%. Non-GAAP operating income was $4.7 billion, down 12%, with non-GAAP operating margin at 34.1%.

Provision for (benefit from) Income Taxes — The GAAP tax provision rate was a benefit of 19.6%, which includes the $720 million benefit on deemed foreign dividends as discussed above. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $2.7 billion, a decrease of 25%, and EPS was $0.68, a decrease of 24%. On a non-GAAP basis, net income was $3.7 billion, a decrease of 19%, and EPS was $0.91, a decrease of 18%.

Cash Flow from Operating Activities — $3.7 billion for the first quarter of fiscal 2025, an increase of 54%, compared with $2.4 billion for the first quarter of fiscal 2024.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $18.7 billion at the end of the first quarter of fiscal 2025, compared with $17.9 billion at the end of fiscal 2024.

Remaining Performance Obligations (RPO) — $40.0 billion, up 15% in total, with 51% of this amount to be recognized as revenue over the next 12 months. Product RPO were up 24% and services RPO were up 7%.

Deferred Revenue — $27.5 billion, up 7% in total, with deferred product revenue up 11%. Deferred services revenue was up 4%.

Capital Allocation — In the first quarter of fiscal 2025, we returned $3.6 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.40 per common share, or $1.6 billion, and repurchased approximately 40 million shares of common stock under our stock repurchase program at an average price of $49.56 per share for an aggregate purchase price of $2.0 billion. The remaining authorized amount for stock repurchases under the program is $3.2 billion with no termination date.

Acquisitions

In the first quarter of fiscal 2025, we closed the following acquisitions:

•	DeepFactor, Inc., a privately held cloud-native application security company

•	Robust Intelligence, Inc., a privately held AI security solutions company

Guidance

Cisco estimates the following results for the second quarter of fiscal 2025:

Q2 FY 2025
Revenue	$13.75 billion - $13.95 billion
Non-GAAP gross margin	68% - 69%
Non-GAAP operating margin	33.5% - 34.5%
Non-GAAP EPS	$0.89 - $0.91

Cisco estimates that GAAP EPS will be $0.51 to $0.56 for the second quarter of fiscal 2025.

Cisco estimates the following results for fiscal 2025:

FY 2025
Revenue	$55.3 billion - $56.3 billion
Non-GAAP EPS	$3.60 - $3.66

Cisco estimates that GAAP EPS will be $2.26 to $2.38 for fiscal 2025.

Our Q2 FY 2025 guidance assumes an effective tax provision rate of approximately 17% for GAAP and approximately 19% for non-GAAP results. Our FY 2025 guidance assumes an effective tax provision rate of approximately 9% for GAAP and approximately 19% for non-GAAP results.

A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q1 fiscal year 2025 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, November 13, 2024 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, November 13, 2024 to 4:00 p.m. Pacific Time, November 19, 2024 at 1-866-360-7722 (United States) or 1-203-369-0174 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 13, 2024. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 26, 2024	October 28, 2023
REVENUE:
Product	$10,114	$11,139
Services	3,727	3,529

Total revenue	13,841	14,668

COST OF SALES:
Product	3,526	3,957
Services	1,194	1,154

Total cost of sales	4,720	5,111

GROSS MARGIN	9,121	9,557
OPERATING EXPENSES:
Research and development	2,286	1,913
Sales and marketing	2,752	2,506
General and administrative	795	672
Amortization of purchased intangible assets	265	67
Restructuring and other charges	665	123

Total operating expenses	6,763	5,281

OPERATING INCOME	2,358	4,276
Interest income	286	360
Interest expense	(418)	(111)
Other income (loss), net	41	(83)

Interest and other income (loss), net	(91)	166

INCOME BEFORE PROVISION FOR INCOME TAXES	2,267	4,442
Provision for (benefit from) income taxes	(444)	804

NET INCOME	$2,711	$3,638

Net income per share:
Basic	$0.68	$0.90

Diluted	$0.68	$0.89

Shares used in per-share calculation:
Basic	3,990	4,057

Diluted	4,013	4,087

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	Three Months Ended October 26, 2024
	Amount	Y/Y%
Revenue:
Americas	$8,252	(9)%
EMEA	3,588	(2)%
APJC	2,001	1%

Total	$13,841	(6)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

Three Months Ended October 26, 2024
Gross Margin Percentage:
Americas	69.6%
EMEA	70.3%
APJC	66.4%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	Three Months Ended October 26, 2024
	Amount	Y/Y%
Revenue:
Networking	$6,753	(23)%
Security	2,017	100%
Collaboration	1,085	(3)%
Observability	258	36%

Total Product	10,114	(9)%
Services	3,727	6%

Total	$13,841	(6)%

Excluding Splunk, Security and Observability grew 2% and 1%, respectively, in the first quarter of fiscal 2025.

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 26, 2024	July 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$9,065	$7,508
Investments	9,606	10,346
Accounts receivable, net of allowance of $78 at October 26, 2024 and $87 at July 27, 2024	4,457	6,685
Inventories	3,143	3,373
Financing receivables, net	3,123	3,338
Other current assets	6,358	5,612

Total current assets	35,752	36,862
Property and equipment, net	2,082	2,090
Financing receivables, net	3,411	3,376
Goodwill	58,774	58,660
Purchased intangible assets, net	10,744	11,219
Deferred tax assets	6,514	6,262
Other assets	6,056	5,944

TOTAL ASSETS	$123,333	$124,413

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$12,364	$11,341
Accounts payable	1,996	2,304
Income taxes payable	2,096	1,439
Accrued compensation	2,861	3,608
Deferred revenue	15,615	16,249
Other current liabilities	5,610	5,643

Total current liabilities	40,542	40,584
Long-term debt	19,623	19,621
Income taxes payable	3,367	3,985
Deferred revenue	11,887	12,226
Other long-term liabilities	2,637	2,540

Total liabilities	78,056	78,956

Total equity	45,277	45,457

TOTAL LIABILITIES AND EQUITY	$123,333	$124,413

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 26, 2024	October 28, 2023
Cash flows from operating activities:
Net income	$2,711	$3,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	789	401
Share-based compensation expense	827	661
Provision (benefit) for receivables	(1)	4
Deferred income taxes	(281)	(513)
(Gains) losses on divestitures, investments and other, net	(60)	89
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	2,227	979
Inventories	229	307
Financing receivables	173	25
Other assets	(190)	(290)
Accounts payable	(269)	(235)
Income taxes, net	(806)	(1,773)
Accrued compensation	(754)	(908)
Deferred revenue	(971)	259
Other liabilities	37	(273)

Net cash provided by operating activities	3,661	2,371

Cash flows from investing activities:
Purchases of investments	(1,775)	(1,850)
Proceeds from sales of investments	1,490	1,280
Proceeds from maturities of investments	1,164	2,497
Acquisitions, net of cash and cash equivalents acquired and divestitures	(217)	(876)
Purchases of investments in privately held companies	(42)	(13)
Return of investments in privately held companies	77	47
Acquisition of property and equipment	(217)	(134)
Other	(1)	1

Net cash provided by investing activities	479	952

Cash flows from financing activities:
Repurchases of common stock—repurchase program	(2,003)	(1,300)
Shares repurchased for tax withholdings on vesting of restricted stock units	(165)	(153)
Short-term borrowings, original maturities of 90 days or less, net	68	—
Issuances of debt	5,732	—
Repayments of debt	(4,821)	(750)
Dividends paid	(1,592)	(1,580)
Other	(3)	(17)

Net cash used in financing activities	(2,784)	(3,800)

Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	10	(45)

Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	1,366	(522)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	8,842	11,627

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$10,208	$11,105

Supplemental cash flow information:
Cash paid for interest	$545	$128
Cash paid for income taxes, net	$643	$3,090

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	October 26, 2024		July 27, 2024		October 28, 2023
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$19,882	24%	$20,055	27%	$16,011	14%
Services	20,108	7%	20,993	10%	18,742	11%

Total	$39,990	15%	$41,048	18%	$34,753	12%

We expect 51% of total RPO at October 26, 2024 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	October 26, 2024	July 27, 2024	October 28, 2023
Deferred revenue:
Product	$12,941	$13,219	$11,689
Services	14,561	15,256	13,970

Total	$27,502	$28,475	$25,659

Reported as:
Current	$15,615	$16,249	$13,812
Noncurrent	11,887	12,226	11,847

Total	$27,502	$28,475	$25,659

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2025
October 26, 2024	$0.40	$1,592	40	$49.56	$2,003	$3,595
Fiscal 2024
July 27, 2024	$0.40	$1,606	43	$46.80	$2,002	$3,608
April 27, 2024	$0.40	$1,615	26	$49.22	$1,256	$2,871
January 27, 2024	$0.39	$1,583	25	$49.54	$1,254	$2,837
October 28, 2023	$0.39	$1,580	23	$54.53	$1,252	$2,832

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended
	October 26, 2024	October 28, 2023
GAAP net income	$2,711	$3,638
Adjustments to cost of sales:
Share-based compensation expense	131	103
Amortization of acquisition-related intangible assets	319	181
Acquisition/divestiture-related costs	19	—

Total adjustments to GAAP cost of sales	469	284

Adjustments to operating expenses:
Share-based compensation expense	679	550
Amortization of acquisition-related intangible assets	265	67
Acquisition/divestiture-related costs	285	75
Russia-Ukraine war costs	—	(2)
Significant asset impairments and restructurings	665	123

Total adjustments to GAAP operating expenses	1,894	813

Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	(98)	51

Total adjustments to GAAP interest and other income (loss), net	(98)	51

Total adjustments to GAAP income before provision for income taxes	2,265	1,148

Income tax effect of non-GAAP adjustments	(476)	(258)
Significant tax matters (1)	(829)	—

Total adjustments to GAAP provision for income taxes	(1,305)	(258)

Non-GAAP net income	$3,671	$4,528

(1)

The three months ended October 26, 2024 include a $720 million benefit due to a recent U.S. Tax Court decision regarding the U.S. taxation of deemed foreign dividends in the transition year of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended
	October 26, 2024	October 28, 2023
GAAP EPS	$0.68	$0.89
Adjustments to GAAP:
Share-based compensation expense	0.20	0.16
Amortization of acquisition-related intangible assets	0.15	0.06
Acquisition/divestiture-related costs	0.08	0.02
Significant asset impairments and restructurings	0.17	0.03
(Gains) and losses on investments	(0.02)	0.01
Income tax effect of non-GAAP adjustments	(0.12)	(0.06)
Significant tax matters	(0.21)	—

Non-GAAP EPS	$0.91	$1.11

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	October 26, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$6,588	$2,533	$9,121	$6,763	28%	$2,358	(45)%	$(91)	$2,711	(25)%
% of revenue	65.1%	68.0%	65.9%	48.9%		17.0%		(0.7)%	19.6%
Adjustments to GAAP amounts:
Share-based compensation expense	57	74	131	679		810		—	810
Amortization of acquisition-related intangible assets	319	—	319	265		584		—	584
Acquisition/divestiture-related costs	5	14	19	285		304		—	304
Significant asset impairments and restructurings	—	—	—	665		665		—	665
(Gains) and losses on investments	—	—	—	—		—		(98)	(98)
Income tax effect/significant tax matters	—	—	—	—		—		—	(1,305)

Non-GAAP amount	$6,969	$2,621	$9,590	$4,869	9%	$4,721	(12)%	$(189)	$3,671	(19)%

% of revenue	68.9%	70.3%	69.3%	35.2%		34.1%		(1.4)%	26.5%

	Three Months Ended
	October 28, 2023
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$7,182	$2,375	$9,557	$5,281	$4,276	$166	$3,638
% of revenue	64.5%	67.3%	65.2%	36.0%	29.2%	1.1%	24.8%
Adjustments to GAAP amounts:
Share-based compensation expense	42	61	103	550	653	—	653
Amortization of acquisition-related intangible assets	181	—	181	67	248	—	248
Acquisition/divestiture-related costs	—	—	—	75	75	—	75
Significant asset impairments and restructurings	—	—	—	123	123	—	123
Russia-Ukraine war costs	—	—	—	(2)	(2)	—	(2)
(Gains) and losses on investments	—	—	—	—	—	51	51
Income tax effect/significant tax matters	—	—	—	—	—	—	(258)

Non-GAAP amount	$7,405	$2,436	$9,841	$4,468	$5,373	$217	$4,528

% of revenue	66.5%	69.0%	67.1%	30.5%	36.6%	1.5%	30.9%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended
	October 26, 2024	October 28, 2023
GAAP effective tax rate	(19.6)%	18.1%
Total adjustments to GAAP provision for income taxes	38.6%	0.9%

Non-GAAP effective tax rate	19.0%	19.0%

GAAP TO NON-GAAP GUIDANCE

Q2 FY 2025	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	64.5% - 65.5%	20% - 21%	$0.51 - $0.56
Estimated adjustments for:
Share-based compensation expense	1.0%	7.0%	$0.18 - $0.19
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	2.5%	6.0%	$0.16 - $0.17
Significant asset impairments and restructurings	—	0.5%	$0.01 - $0.02

Non-GAAP	68% - 69%	33.5% - 34.5%	$0.89 - $0.91

FY 2025	Earnings per Share (1)
GAAP	$2.26 - $2.38
Estimated adjustments for:
Share-based compensation expense	$0.73 - $0.75
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.60 - $0.62
Significant asset impairments and restructurings	$0.18 - $0.20
(Gains) and losses on investments	($0.02)
Significant tax matters	($0.21)

Non-GAAP	$3.60 - $3.66

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, significant tax matters, or other items, which may or may not be significant.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our customers’ investments in critical infrastructure to prepare for AI, our position to capitalize on that opportunity given the breadth of our portfolio, and our focus on solid execution and operating discipline while making strategic investments to drive innovation and growth) and the future financial performance of Cisco (including the guidance for Q2 FY 2025 and full year FY 2025) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market, cloud, enterprise and other customer markets; the return on our investments in certain key priority areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and services markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K filed on September 5, 2024. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K as it may be amended from time to time. Cisco’s results of operations for the three months ended October 26, 2024 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Annualized recurring revenue represents the annualized revenue run-rate of active subscriptions, term licenses, operating leases and maintenance contracts at the end of a reporting period, net of rebates to customers and partners as well as certain other revenue adjustments. Includes both revenue recognized ratably as well as upfront on an annualized basis.

About Cisco

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